UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
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C4 Therapeutics, Inc.
(Exact name of Registrant as specified in its Charter)
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Delaware	47-5617627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
490 Arsenal Way, Suite 120 Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

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C4 Therapeutics, Inc. 2020 Stock Option and Incentive Plan
C4 Therapeutics, Inc. 2020 Employee Stock Purchase Plan
(Full title of the plans)
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Andrew J. Hirsch
President and Chief Executive Officer
C4 Therapeutics, Inc.
490 Arsenal Way, Suite 120
Watertown, MA 02472
(617) 231-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Lawrence S. Wittenberg, Esq.	Jolie M. Siegel
Edwin O’Connor, Esq.	Chief Legal Officer
Shoaib Ghias, Esq.	C4 Therapeutics, Inc.
Goodwin Procter LLP	490 Arsenal Way, Suite 120
100 Northern Avenue	Watertown, MA 02472
Boston, MA 02210	(617) 231-0700
((617) 570-1000
________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 2,448,310 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2020 Stock Option and Incentive Plan (the “Plan”) and (ii) an additional 489,662 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2020 Employee Stock Purchase Plan (the “ESPP”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, beginning in 2021, by an amount equal to the lesser of: (i) five percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or (ii) such number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 2,448,310. The number of shares of Common Stock reserved and available for issuance under the ESPP is subject to an automatic annual increase on each January 1, beginning in 2021, by an amount equal to the least of: (i) one percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, (ii) 656,714 shares of Common Stock or (iii) such lesser number of shares of Common Stock as determined by the Administrator (as defined in the ESPP). Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 489,662. The additional shares are of the same class as other securities relating to the Plan and the ESPP for which this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-249286, filed by the Registrant on October 2, 2020, Registration Statement on Form S-8, File No. 333-254145, filed by the Registrant on March 11, 2021, and Registration Statement on Form S-8, File No. 333-262949, filed by the Registrant on February 24, 2022, relating to the Registrant’s 2015 Stock Option and Grant Plan, the Plan and the ESPP, pursuant to General Instruction E.

PART II
Information Required in the Registration Statement
Item 8.    Exhibits
Refer to the Exhibit Index on the next page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Form	File Number	Date of Filing	Exhibit No.	Filed Herewith
4.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39567	10/06/2020	3.1
4.2	Second Amended and Restated Bylaws of the Registrant	S-1	333-248719	09/10/2020	3.5
4.3	Amended and Restated Investors’ Rights Agreement among the Registrant, its warrant holder and certain of its stockholders, dated June 5, 2020	S-1	333-248719	09/10/2020	4.1
5.1	Opinion of Goodwin Procter LLP					X
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)					X
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
24.1	Power of attorney (included on the signature pages of this registration statement)					X
99.1	2020 Stock Option and Incentive Plan and forms of award agreements thereunder	10-K	001-39567	02/23/2023	10.2
99.2	2020 Employee Stock Purchase Plan	S-1/A	333-248719	09/28/2020	10.3
107	Filing Fee Table					X

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 23rd day of February 2023.

C4 Therapeutics, Inc.

Date: February 23, 2023	By:	/s/ Andrew J. Hirsch
Andrew J. Hirsch
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Andrew J. Hirsch and Lauren A. White as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date
/s/ Andrew J. Hirsch	President, Chief Executive Officer, and Director	February 23, 2023
Andrew J. Hirsch	(Principal Executive Officer)
/s/ Lauren A. White	Chief Financial Officer and Treasurer	February 23, 2023
Lauren A. White	(Principal Financial and Principal Accounting Officer)
/s/ Bruce Downey	Chairman and Director	February 23, 2023
Bruce Downey
/s/ Kenneth C. Anderson, M.D.	Director	February 23, 2023
Kenneth C. Anderson, M.D.
/s/ Laura Bessen, M.D.	Director	February 23, 2023
Laura Bessen, M.D.
/s/ Glenn Dubin	Director	February 23, 2023
Glenn Dubin
/s/ Donna Grogan, M.D.	Director	February 23, 2023
Donna Grogan, M.D.
/s/ Utpal Koppikar	Director	February 23, 2023
Utpal Koppikar
/s/ Malcolm Salter	Director	February 23, 2023
Malcolm Salter